SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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Check the appropriate box:

|_|     Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|     Definitive Proxy Statement

|_|     Definitive Additional Materials

|X|     Soliciting Material under Rule 14a-12


                               DIGITALTHINK, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:


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        (2) Aggregate number of securities to which transaction applies:


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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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        (4) Proposed maximum aggregate value of transaction:


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        (5) Total fee paid:


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|_|     Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:


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        (4) Date Filed:


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

A. ON APRIL 8, 2004, DIGITALTHINK ISSUED TO ITS EMPLOYEES THE FOLLOWING EMAIL MESSAGE AND ATTACHED DOCUMENT:

                                       ***
All:

As you are aware, we recently announced the merger between DigitalThink and Convergys. Since then, we have received many questions concerning the impact that this transaction will have on DigitalThink stock and options. The attached FAQ addresses some of the questions that have been raised. Please review this information carefully. Should you have any additional equity-related questions, please contact Terri Brncic at x4074.

We are hoping to make this transition as smooth as possible for our employees and encourage your comments and feedback during this process.

Thanks.

Rob Krolik
CFO
DigitalThink

                                       ***

ATTACHED DOCUMENT:

Frequently Asked Questions About the Merger of DigitalThink, Inc. and Convergys

GENERAL

Q:   WHAT WILL HAPPEN TO DIGITALTHINK AS A RESULT OF THE MERGER?

A: If the merger is completed, we will become a wholly-owned subsidiary of Convergys.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must obtain regulatory approvals and satisfy other closing conditions. Depending on the timing of obtaining the necessary approvals and meeting the necessary conditions, we expect that the merger could close at any time between May 1, 2004 and June 15, 2004. While we do not foresee any delays, we cannot assure you that the merger will be completed in this timeframe or at all.

COMMON STOCK

Q:   WHAT  WILL  HAPPEN  TO MY SHARES OF  DIGITALTHINK  COMMON  STOCK  AFTER THE
     MERGER?

A: Upon completion of the merger, each outstanding share of DigitalThink common stock will automatically be canceled and will be converted into the right to receive $2.40 in cash from Convergys.

Q: WILL I OWN ANY SHARES OF DIGITALTHINK COMMON STOCK OR CONVERGYS COMMON STOCK AFTER THE MERGER?

A: No. You will be paid cash for your shares of DigitalThink common stock. DigitalThink stockholders will not have the option to receive Convergys common stock in exchange for their shares instead of cash.

Q: WHEN WILL I RECEIVE THE CASH CONSIDERATION FOR MY SHARES OF DIGITALTHINK COMMON STOCK?

A: If your shares are held in a brokerage account (with E*Trade, for example), your broker will process the return of your shares and will deposit the funds in your account within a short period of time following the closing. If you currently hold physical DigitalThink common stock certificates, after the merger is completed you will receive written instructions that explain how to exchange your shares for the cash payment. When you properly return and complete the required documentation with your shares, you will receive a cash payment for your shares.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you or your broker will receive written instructions for exchanging your shares of DigitalThink common stock.

Q: WILL THE CASH CONSIDERATION PAID TO ME AS A RESULT OF THE MERGER BE TAXABLE TO ME FOR U.S. FEDERAL INCOME TAX PURPOSES?

A: Generally, yes. From a tax perspective, this transaction will be treated as if you sold your shares of DigitalThink common stock at $2.40 per share on the closing date of the merger. For tax purposes, you will recognize a taxable gain or loss for the difference between the $2.40 per share (the "sale price") and your tax basis in that share. This gain or loss will be treated as a long-term capital gain or loss if you have held your DigitalThink shares for more than one year at the closing date of the merger. You should consult your tax advisor for more information regarding the tax impact of this transaction on you given your specific circumstances.

Q: CAN I BUY OR SELL DIGITALTHINK COMMON STOCK BEFORE THE CLOSING DATE OF THE MERGER?

A: No. A blackout period will be in effect through the closing date of the merger. During a blackout period, employees of DigitalThink are not permitted to buy or sell DigitalThink common stock.

STOCK OPTIONS

Q: WHAT HAPPENS TO MY STOCK OPTIONS TO PURCHASE DIGITALTHINK COMMON STOCK IN THE MERGER?

A: For both the vested and unvested portions of each unexercised option that you hold with an exercise price less than $2.40 (also referred to as an "in-the-money" option), you will receive a cash payment equal to $2.40 less the exercise price of that option. You will not be entitled to any cash payments on options with an exercise price greater than or equal to $2.40. Upon the closing of the merger all DigitalThink stock options will be cancelled. Convergys will not assume any DigitalThink stock options as a result of the merger.

The following example illustrates how the cash payment for unexercised options would be calculated:


                                                        Cash Payment (before
                                                    withholdings and deductions)
                   Number     Exercise     Merger   ----------------------------
                 of Options     Price      Price     Per Share        Total
                 ----------  ----------  ---------  -----------  ---------------
    Grant 1         4,000       $1.14      $2.40       $1.26         $5,040
    --------     ----------  ----------  ---------  -----------  ---------------
    Grant 2         2,000       $3.00      $2.40         --             --
    --------     ----------  ----------  ---------  ----------- ----------------
    Total           6,000                                            $5,040
    --------     ----------                                     ----------------

Q: DO I HAVE TO EXERCISE MY STOCK OPTIONS PRIOR TO THE CLOSING OF THE MERGER TO RECEIVE THE CASH PAYMENT FOR MY IN-THE-MONEY OPTIONS?

A: No. You will automatically be entitled to receive the cash payment upon the closing of the merger. You do not need to exercise your stock options to be eligible for this cash payment.

Q: WILL THE CASH PAYMENT FOR MY IN-THE-MONEY OPTIONS BE DEPOSITED INTO MY E*TRADE ACCOUNT?

A: No. You will receive a separate payment, less applicable withholding, shortly after the closing date of the merger. Along with your payment, you will receive a statement that explains how the cash payment was calculated.

Q:   WILL THE CASH PAYMENT FOR MY IN-THE-MONEY OPTIONS BE TAXABLE TO ME?

A: Yes. From a tax perspective, the cash payment will be taxed as ordinary income, similar to the regular compensation paid to you by DigitalThink. All required taxes will be withheld from the payment. You should consult your tax advisor for more information regarding the tax impact of this cash payment on you given your specific circumstances.

Q:   WHAT IF I ALREADY EXERCISED MY STOCK OPTIONS?

A: If you already exercised your stock options, then you have already purchased the underlying DigitalThink common stock. If you still own these shares of common stock, then you will be entitled to receive a cash payment of $2.40 per share upon the closing of the merger as discussed in the section entitled "Common Stock" above.

Q:   CAN I EXERCISE MY STOCK OPTIONS BEFORE THE CLOSING DATE OF THE MERGER?

A: Yes; however, due to the fact that a blackout period is in effect, current employees of DigitalThink may not sell any DigitalThink common stock obtained through an exercise of stock options. Therefore, if you want to exercise your stock options, you must exercise with cash. No "cashless" exercises are permitted during the blackout period.

Q: I'VE READ THAT DIGITALTHINK MAY BE DECLARING A DIVIDEND IF WE REACH A SETTLEMENT WITH EDS PRIOR TO THE CLOSING OF THE MERGER. WILL I BE ENTITLED TO A PART OF THAT DIVIDEND?

A: Any dividend that may be declared will be paid to holders of shares of outstanding DigitalThink common stock on the record date for the dividend. Thus, in order to receive any dividend that may be declared, you must own shares of DigitalThink common stock on the record date of the dividend. Dividends are not paid with respect to options.

Q: WHAT HAPPENS TO MY STOCK OPTIONS IF I LEAVE DIGITALTHINK BEFORE THE CLOSING DATE OF THE MERGER?

A: Upon termination of your employment with DigitalThink, all of your unvested options are immediately cancelled. For your options that are vested, you have 90 days to exercise the options. After 90 days, the vested options are also cancelled. If the closing date of the merger occurs during the 90 days following your termination date, you would be entitled to receive a cash payment on any vested in-the-money options, as discussed above.

Q: IF I NO LONGER WORK FOR DIGITALTHINK, AM I STILL SUBJECT TO THE BLACKOUT PROVISIONS?

A: No. Upon termination of your employment with DigitalThink, the blackout provisions are lifted. Therefore, you are permitted to buy and sell DigitalThink common stock and exercise your vested stock options through a "cashless" exercise. Of course, you cannot trade while in the possession of material nonpublic ("inside") information, whether you are an employee or not.

Q: WILL I BE ALLOWED TO KEEP MY E*TRADE ACCOUNT AFTER THE CLOSING DATE OF THE MERGER?

A: Yes. Shortly after the closing of the merger, you will receive a notification from E*Trade containing information regarding the various alternatives available to you for maintaining your account. Please be aware that you may be required to pay account maintenance fees should you choose to keep your account open. Make sure you read this information carefully and take all necessary steps.

EMPLOYEE STOCK PURCHASE PLAN ("ESPP")

Q:   I  AM  CURRENTLY  PARTICIPATING  IN  THE  ESPP.  WHAT  WILL  HAPPEN  TO  MY
     CONTRIBUTIONS?

A: The current purchase period ends on April 30, 2004. On that date, your contributions will be invested in shares of DigitalThink common stock under the normal plan guidelines.

Q:   AT WHAT PRICE WILL MY SHARES BE PURCHASED?

A: The purchase price for the shares varies depending on when you initially enrolled in the ESPP. You can contact the DigitalThink ESPP administrator at (415) 625-4102 to confirm your purchase price.

Q: CAN I SELL THE SHARES OF STOCK THAT I RECEIVE FROM THIS ESPP PURCHASE PERIOD? WHAT ABOUT STOCK THAT I RECEIVED FROM PREVIOUS ESPP PURCHASE PERIODS?

A: No. Because we are in a blackout period, DigitalThink employees are not permitted to sell DigitalThink common stock. We do not anticipate that the blackout period will terminate prior to the closing of the merger. Upon the closing of the merger, you will receive a cash payment of $2.40 per share as discussed in the section entitled "Common Stock" above.

Q:   CAN I CONTINUE TO PARTICIPATE IN THE ESPP AFTER APRIL 30, 2004?

A: If the merger closes in early May, we do not anticipate any further ESPP purchase periods. You will notified if there are any changes to this plan.

OTHER EMPLOYEE BENEFITS

Q: WHAT WILL HAPPEN TO MY OTHER BENEFITS, SUCH AS MY 401(K) INVESTMENT, AS A RESULT OF THE MERGER.

A: Shortly after the closing, you will receive comprehensive information concerning the impact that the merger will have on all of your other DigitalThink benefit plans. Stay tuned!

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE MERGER
In connection with the proposed merger, we have filed a preliminary proxy statement and other relevant materials with the Securities and Exchange Commission (the "SEC"). Prior to the mailing of proxy statements to our stockholders, we will file a definitive proxy statement with the SEC. BEFORE MAKING ANY VOTING OR OPTION EXERCISE DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, YOU ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These materials may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, you may obtain free copies of the documents filed with the SEC by contacting the Chief Financial Officer of DigitalThink at
(415) 625-4076 or by writing to the Chief Financial Officer at DigitalThink, Inc., 601 Brannan Street, San Francisco, CA 94107. You may also read and copy any reports, statements, and other information filed by DigitalThink with the SEC at the SEC public reference room at 450 Fifth Street, NW, Room 1200, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC's web site for further information on its public reference room.

DigitalThink and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the DigitalThink stockholders in favor of the proposed transaction. Certain executive officers and directors of DigitalThink have interests in the proposed transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. These interests are described in the preliminary proxy statement and will be described in the definitive proxy statement when it becomes available.

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